Exhibit 10

DEMAND NOTE

$200,000.00	June 13, 2005
FOR VALUE RECEIVED, the undersigned, Chapeau, Inc. (d/b/a BluePoint Energy, Inc.), a corporation organized under the laws of Utah (“Borrower”) hereby unconditionally promises to pay to the order of John P. Calamos, Sr., (“Lender”), ON DEMAND, to such place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars ($200,000.00), or if less, the aggregate unpaid principal amount of all loans made by Lender to Borrower hereunder, together with all accrued interest on the unpaid principal balance hereof as provided below.

Borrower further promises to pay to Lender interest at the rate of twelve percent (12%) per annum on the outstanding unpaid principal amount evidenced by this Note, in arrears, beginning the first business day of the first month commencing after the date of this Note, and continuing on the first business day of each month thereafter, until this Note is paid in full. At any time after this Note shall become due and payable (whether by demand or otherwise) the interest shall accrued at the above-described rate plus two percent (2%). Interest shall be computed on the basis of a three hundred and sixty day year (360).

The principal amount hereof may be prepaid at any time, in whole or in part, together with interest accrued thereon, without penalty or premium.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind including, without limitation, for any applicable taxes. Any amount owing by Borrower to Lender shall not be reduced in any way by any outstanding obligations of Lender to Borrower, whether such obligations are monetary or otherwise. Without limiting the generality of the foregoing, if any taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by Borrower under this Note, Borrower shall pay such additional amounts as may be necessary to ensure that Lender receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this paragraph) not been made subject to such taxes.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to Borrower, all amounts owed by Borrower to Lender shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

Presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against Lender or Borrower unless the same shall be in writing and signed and delivered by such party.

If the indebtedness represented by this Note or any part thereof is placed in the hands of attorneys for collection, Borrower agrees to pay, in addition to the principal payable thereon, all costs of collecting this Note, including reasonable attorneys’ fees and expenses.

If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Note it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency”) any amount due hereunder, then conversion shall be made at the rate of exchange prevailing on the business day before the day on which judgment is entered as published in the Wall Street Journal or other generally recognized source for such exchange rates as determined by Lender. In the event that there is a change in the rate of exchange prevailing on the business day before the day on which the judgment is given and the date of payment of the amount due, Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Note in United States Dollars. Any additional amount due from Borrower pursuant to this paragraph will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Note.

This Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND HEREBY WAIVES ANY OBJECTION TO SUCH FORUM BASED ON FORUM NON-CONVENIENS. IN ADDITION, LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns; provided, however, that the obligations of Borrower hereunder shall not be assignable or otherwise transferable without the prior written consent of Lender. The provisions of this Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

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CHAPEAU, INC. (d/b/a Bluepoint Energy, Inc. ) By: /s/ Guy A. Archbold Name: Guy A. Archbold Title: Chief Executive Officer